Exhibit (j) (2)


                          INDEPENDENT AUDITORS' CONSENT



The Shareholders and Board of Directors of
Morgan Keegan Select Fund, Inc.


We consent to the use of our report dated July 27, 2001 with respect to the financial highlights of the Morgan Keegan Select Fund, Inc. for the fiscal years ended June 30, 2001, 2000 and 1999 and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                  /s/ KPMG LLP



Memphis, Tennessee
October 25, 2003